Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit reports dated February 25, 2022, with respect to the consolidated financial statements and financial statement schedule II - valuation and qualifying accounts and reserves of FMC Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 17, 2022